EMPLOYMENT AGREEMENT


         THIS AGREEMENT, dated as of June 20, 2002 (the "Effective Date"), is
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entered into between Continental Information Systems Corporation, a New York
corporation (hereinafter the "Company"), and Jonah Meer (hereinafter the
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"Executive").
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         WHEREAS, the Executive is currently employed by the Company and serves as a director on the Company's Board of Directors, and

         WHEREAS, by continuing employment with the Company, the Executive has agreed to forego seeking other executive employment, and to assist the Company in winding down its operations, liquidating its assets and settling its liabilities involving difficult and contentious outstanding litigation, and

         WHEREAS, Executive would not have agreed to continue employment with the Company in a winding down period with the attendant difficulties, including litigation, in the absence of this Agreement, and

         WHEREAS, understanding the foregoing, the Company wishes to continue to employ the Executive due to his long experience with the Company, expertise in winding down operations and success in resolving past difficult and contentious litigation, and the Executive will agree to accept such continued employment upon the following terms and conditions.


         NOW THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, it is mutually agreed as follows:

         1.       Employment; Duties; Term; Extent of Services
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                  (a)   Employment. The Company hereby employs the Executive,
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and the Executive agrees to serve the Company as its Chief Executive Officer and
Chief Financial Officer, subject to the terms and conditions hereinafter set forth.

                  (b)   Duties. In his capacities as Chief Executive Officer and
                        ------
Chief Financial Officer, the Executive will perform such duties on behalf of the Company consistent with those currently being performed by Executive and consistent with the positions of Chief Executive Officer and Chief Financial Officer (including without limitation, managing the Company's operations and personnel, and authorizing all payroll and other compensation payments). The Executive will continue as a member of the Board of Directors of the Company and agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted and delivered to the Executive from time to time by the Board of Directors of the Company.

                  (c)   Term. The term of employment of the Executive shall be
                        ----
from the Effective Date until the third anniversary thereof, subject to earlier termination upon the terms and conditions hereinafter set forth (such period, as it may be extended, is referred to in this Agreement as the "Employment
                                                             ----------
Period"). Unless notice of non-renewal is given in writing by either party at
------
least ninety (90) days prior to the end of such period, the Employment Period will continue thereafter for successive twelve (12) month periods.

                  (d)   Extent of Services. During the Employment Period, the
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Executive will devote such amount of his time and attention (which may be less than his full time) to the performance of his duties under this Agreement, as Executive deems necessary or appropriate. Nothing herein shall prevent the Executive from holding other positions, serving charities, making personal investments and pursuing similar interests of a personal nature, so long as it does not materially interfere with his services to the Company.

         2.       Compensation.  The Company agrees to compensate the Executive
                  ------------
for the services rendered by him during his employment as follows:

                  (a) The Company shall pay the Executive an annual salary of $200,000, payable in accordance with the standard payroll practices of the Company ("Annual Salary"). The Annual Salary may be increased from time to time
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by the Board of Directors, in its sole discretion.

                  (b) The Executive shall participate in such incentive compensation plan of the Company as adopted or to the extent maintained by the Board of Directors of the Company from time to time, in its sole discretion.

                  (c) The Executive shall be permitted to participate in a manner as heretofore in all medical, dental, life and disability insurance benefit plans applicable to officers of the Company.

                  (d) The Executive shall be permitted to participate in a manner as heretofore in all employee retirement benefit plans (401(k)/Profit Sharing) applicable to the officers of the Company.

                  (e) The Executive shall be permitted to take paid vacation in accordance with the Company's vacation policy as in effect during the year prior to the date of this Agreement. Paid holidays may be taken in accordance with the holiday policy and schedule of the Company.

                  (f) The Company will continue to reimburse the Executive for all meals, travel and other business expenses incurred by the Executive in connection with the Company's business affairs in accordance with past practice.
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
                  (g) All payments made to the Executive pursuant to this Agreement shall be net of all required federal, state and local withholdings for taxes and similar charges and by all contributions or payments, if any, required to be made by the Executive in connection with any Company employment benefit plan in which he participates.

         3.       Termination by the Company.
                  --------------------------

                  (a)   For Cause.  The Company may terminate the Executive's
                        ---------
employment at any time upon written notice to the Execution for "Cause", which shall be defined as occurrence of any of the following:

                        (i) the Executive's conviction or entrance of a plea of guilty or no contest to a felony; or

                        (ii) the Executive's commission of any willful misconduct with respect to the Company's business or material properties, which constitutes an act of material fraud, embezzlement, misappropriation or theft.

                  (b)   Upon Death or Disability. This Agreement shall
                        ------------------------
automatically terminate upon the death of Executive and may be terminated by the Company upon the disability of Executive the result of which prevents Executive from carrying out his assigned duties for any cumulative period of more than one hundred and eighty (180) days during any three hundred sixty-five (365) day period ("Disability"). Termination by reason of Executive's Disability shall be
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effective upon notice to the Executive from the Company.

         4.       Termination by the Executive.
                  ----------------------------

                  (a)   Resignation. Notwithstanding any other provisions of
                        -----------
this Agreement, the Executive shall have the right to resign at any time upon sixty (60) days' prior written notice to the Company.

                  (b)   For Good Reason. The Executive may terminate this
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Agreement by written notice to the Company upon the occurrence of any of the following (each constituting "Good Reason"):
                              -----------

                        (i) a transfer of the Company's offices, or a transfer of Executive to a location, which would increase Executive's daily commute (by the most direct route) from his permanent residence by more than twenty-five
(25) miles in each direction, in either case without Executive's consent;

                        (ii) a material breach of this Agreement by the Company;

                        (iii) a diminution of the responsibilities, or reporting hierarchy, or scope of authority of Executive, or a failure of the Company's shareholders to re-elect Executive to the Board of Directors to successive terms during the term of this Agreement; or
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
                        (iv) the Company shall attempt to terminate this Agreement for any reason other than for Cause, non-renewal or the death or Disability of the Executive.

                  (c)   Change of Control. The Executive shall have the right to
                        -----------------
terminate this Agreement upon the occurrence of a "Change of Control" of the
                                                   -----------------
Company, which shall include the occurrence of any of the following events:

                        (i) the sale, lease, transfer or other disposition, in one or a series of transactions, of all or substantially all of the assets of the Company to any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended),

                        (ii) any such "person" or "group" shall become the "beneficial owner(s)" (as defined in said Rule 13d-3) of shares of Stock of the Company or of any parent corporation of the Company that, directly or indirectly, entitles the holder thereof to control more than ten percent (10%) of all voting rights with respect to all shares of Stock of the Company;

                        (iii) the approval by the stockholders of the Company of, or consummation of, a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination in which the Company is not the surviving entity;

                        (iv) any entity or person or two or more entities or persons acting in concert shall acquire beneficial ownership, directly or indirectly, of, or shall acquire by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the right to elect a majority of the Board of Directors of the Company, or the current Board of Directors of the Company shall no longer constitute a majority of the Board of Directors (unless the Executive shall consent thereto); or

                        (v) any transaction that results in the stock of the Company no longer being required to be registered under Section 12 of the Exchange Act.

         5.       Effect of Termination on Compensation.
                  -------------------------------------

                  (a)   Termination for Cause; Resignation; Non-Renewal by
                        --------------------------------------------------
Executive. In the event that Executive's employment with the Company is
---------
terminated by the Company for Cause, or by the Executive upon his resignation or non-renewal, the Executive shall be entitled to receive his salary and benefits (including any incentive compensation) accrued through the date of termination or resignation.

                  (b)   Death. In the event that the Executive's employment with
                        -----
the Company terminates upon his death, the Executive's Annual Salary and benefits (including any incentive compensation accrued through the date of his death), shall continue to be paid to his estate for twenty-four (24) months after the date of death.

                  (c)   Disability. In the event that the Executive's employment
                        ----------
with the Company terminates upon his Disability, the Executive will continue to be paid his Annual Salary (and any accrued incentive compensation
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
accrued through the termination date) for twenty-four (24) months after the effective date of termination, after which time the Executive shall be entitled to receive benefits for so long as permitted under the Company's long-term disability insurance policy. The Executive shall continue to participate in the Company's health insurance plans as prior to the Disability, or may elect to receive such insurance benefits under COBRA, (in which case the Company shall reimburse the Executive for an amount equal to the premiums payable for such health insurance by the Executive under COBRA minus any amount that the Executive may have contributed for such health insurance immediately prior to such Disability).

                  (d)   Company's Non-Renewal. In the event the Executive's
                        ---------------------
employment with the Company is terminated by the Company for reason of non-renewal of the employment term, the Executive shall be entitled to continue to receive his Annual Salary (and any incentive compensation accrued through the termination date) for a period of twenty-four (24) months from the effective termination date.

                  (e)   Good Reason or Change of Control. In the event the
                        --------------------------------
Executive's employment with the Company is terminated by the Executive for Good Reason or by reason of a Change of Control, the Executive shall be entitled to receive, in one payment made on or prior to the effective termination date, a sum equal to the greater of (i) his Annual Salary multiplied by two (2), or (ii) the aggregate balance of his Annual Salary payments that would have been made through the end of the then-current term of this Agreement. The Company agrees that the payment to be made to the Executive under this Section 5(e) shall not preclude the Executive from asserting any other claims, or exercising any other rights he may have hereunder, at law or in equity, relating to the circumstances of such termination of employment.

                  (f)   No Mitigation. The Company agrees that no payments to be
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made to the Executive under this Section 5 shall be reduced as a result of any compensation the Executive may receive through employment with a third party or any other source, and the Executive shall have no obligation to mitigate any payment amount due hereunder by seeking other employment or otherwise.

                  (g)   Conflicts. In the event of any conflict between the
                        ---------
 terms of the policies and programs of the Company as at any time in effect and this Agreement, the provisions of this Agreement shall control.

         6.       Dispute Resolution.
                  ------------------

                  (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration before a single arbitrator in New York, New York in accordance with the rules of the American Arbitration Association then in effect. The Company shall pay all costs arising out of or relating to such proceeding. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that the Executive shall be entitled to specific performance of his right to be paid pursuant to the terms hereof during the pendency of any dispute or controversy arising under or in connection with this Agreement.
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
                  (b) In addition to any rights that Executive may have as an officer and director of the Company under the Company's certificate of incorporation or under any directors and officers liability insurance policy maintained by the Company, (i) the Company shall indemnify the Executive and hold him harmless from any cost, expense or liability arising out of or relating to any acts or decisions made by him, or in the course of performing services hereunder, within the scope of his employment hereunder, (ii) the Company shall bear, or reimburse the Executive for, all legal fees incurred by him in connection with entering into this Agreement, and shall pay all legal fees and other fees and expenses which the Executive may incur with respect to claims arising under or in connection with this Agreement, whether the Company or the Executive initiates an action with respect to this Agreement (regardless of the outcome thereof) and Executive shall not be obligated to return any such amounts regardless of the outcome of such proceeding and (iii) in the event any suit, claim, action or investigation shall be brought by any person or entity (including without limitation, the Company) against Executive in connection with this Agreement the Company shall pay and advance to the Executive (on a monthly basis), upon his request therefor, all his costs and expenses of defending against such suit, claim, action or investigation, including all attorneys' fees and expenses.

                  (c) THE EXECUTIVE SHALL NOT BE LIABLE TO THE COMPANY FOR, AND THE COMPANY HEREBY WAIVES ANY RIGHT TO CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES ON ACCOUNT OF ANY BREACH OR TERMINATION OF THIS AGREEMENT OR ACCOUNT OF ANY OTHER ACTION OR OMISSION OF EXECUTIVE. IN THE EVENT AN ACTION IS BROUGHT BY EITHER PARTY TO ENFORCE THIS AGREEMENT, THE COMPANY SHALL PAY ALL OF THE ATTORNEYS' FEES AND OTHER EXPENSES INCURRED BY THE EXECUTIVE IN THE LITIGATION, IRRESPECTIVE OF THE OUTCOME OF SUCH LITIGATION.

         7.       Binding Effect; Assignment. Except as hereinafter set forth,
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this Agreement shall be binding upon and inure to the benefit of the Executive and the Company and their respective permitted successors and assigns. Neither this Agreement nor any of the rights or benefits hereunder may be assigned by the Executive. In the event the Company merges or consolidates with or into any other corporation or sells or otherwise transfers substantially all of its assets to another corporation, the provisions of this Agreement shall be binding upon and inure to the benefit of the corporation surviving or resulting from the merger or consolidation or to which such assets are sold or transferred.

         8.       Notices and Demands. All notices, demands and communications
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provided for in this Agreement or made under this Agreement shall be in writing and deemed given when actually delivered personally, by facsimile, by overnight courier, or by registered or certified mail, return receipt requested, with postage prepaid, addressed in each case as follows:

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

                  (a)   To the Company:

                        Continental Information Systems Corporation
                        74 Broad Street, 3rd floor
                        New York, NY 10004
                        Fax No. (212) 771-1100
                        Attention:  Chief Executive Officer

                  (b)   To the Executive:

                        Mr. Jonah Meer
                        P.O. Box 948
                        New York, NY 10274
                        Fax No. (508) 629-0074

or such other address or fax number as may, after the date of this Agreement, be designated by the Executive or the Company by notice given to the other party as the address to which communications under this Agreement shall thereafter be delivered or mailed.

         Notices, demands and communications shall be deemed to have been given or made (a) on the date delivered, if delivered personally or by facsimile; (b) on the next business day, if delivered by overnight courier, or (c) three (3) business days after being sent, if sent by registered or certified mail, return receipt requested.

         9.       Governing Law.  This agreement has been executed and delivered
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in the State of New York and its validity, interpretation, performance and enforcement shall be governed by the laws of said State without regard to principles of conflict of laws.

         10.      Entire Agreement; Amendment; Waivers. This Agreement,
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including its Schedules, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any prior or other understandings, agreements or representations relating thereto. This Agreement may not be amended, modified or supplemented except by an agreement in writing signed by the parties hereto. Waiver by any party or any breach of this Agreement shall not operate or be construed as a continuing waiver or as a waiver of any subsequent breach.

         11.      Severability.  The invalidity or unenforceability of any
                  ------------
particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         12.      Headings; Construction.  The section and other headings
                  ----------------------
contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever required by the context, references to the singular shall include the plural, and the masculine gender shall include the feminine gender.
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

         IN WITNESS WHEREOF, the parties have duly executed this Agreement to be effective as of the date first above written.

                                                CONTINENTAL INFORMATION SYSTEMS
                                                CORPORATION


                                                By:
                                                      --------------------------

                                                Name:
                                                      --------------------------

                                                Title:
                                                      --------------------------


                                                EXECUTIVE


                                                      --------------------------

                                                Name:  Jonah Meer
                                                      --------------------------


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